Exhibit 99.1

For Immediate Release

First Hawaiian, Inc. Reports Third Quarter 2016 Financial Results and Declares Dividend

HONOLULU, Hawaii Oct 27, 2016—(Globe Newswire)—First Hawaiian, Inc. (NASDAQ:FHB), (the “Company”) today reported financial results for its third quarter ended September 30, 2016.

Third Quarter Highlights

•                  Net income for the quarter ended September 30, 2016 was $53.2 million, or $0.38 per diluted share, and core net income(1) was $55.2 million, or $0.40 per diluted share

•                  Loan and lease balances grew by $208.9 million, or 1.9%, and total deposits grew by $843.4 million, or 5.2%, during the quarter

•                  Reflecting a continued strong capital position, at September 30, 2016, tier 1 leverage, common equity tier 1, and total capital ratios were 8.41%, 12.48%, and 13.59%, respectively

•                  The efficiency ratio was 48.3%, reflecting strong cost controls

•                  Total non-performing assets were $10.2 million, or 0.09% of total loans and leases, at September 30, 2016.  Net charge-offs were $3.4 million during the quarter, or 0.12% of average loans and leases, on an annualized basis

•                  Return on average total assets was 1.10% and core return on average total assets(2) was 1.14%

•                  Return on average tangible stockholders’ equity(3) was 14.02% and core return on average tangible stockholders’ equity(4) was 14.53%

•                  First Hawaiian Bank received an overall rating of “Outstanding” from the FDIC for its performance under the Community Reinvestment Act for the eighth consecutive evaluation period beginning in 1995

“The third quarter was an exciting time for the Company.  We successfully launched and priced our initial public offering, becoming the largest publicly traded company headquartered in Hawaii, and the bank continued to perform well,” said Bob Harrison, Chairman and Chief Executive Officer.  “Loan and deposit growth in the third quarter was solid, our credit quality remained excellent, and our financial performance was strong.  As we move forward as a public company, our focus will remain on providing the best service to our customers, caring for our employees and the community, and continuing to create value for our shareholders.”

On October 26, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share on the outstanding shares of the Company’s common stock.  The dividend will be payable on December 9, 2016 to shareholders of record at the close of business on November 28, 2016.

Earnings Highlights

Net income for the quarter ended September 30, 2016 was $53.2 million, or $0.38 per diluted share, compared to net income of $54.9 million, or $0.39 per diluted share, for the quarter ended June 30, 2016, and $54.9 million, or $0.39 per diluted share, for the quarter ended September 30, 2015.  Our core net income for the quarter ended September 30, 2016 was $55.2 million, or $0.40 per diluted share, compared to net income of $54.9 million, or $0.39 per diluted share, in the quarter ended June 30, 2016, and $49.6 million, or $0.36 per diluted share, for the quarter ended September 30, 2015.

Net interest income for the quarter ended September 30, 2016 was $122.7 million, an increase of $2.3 million compared with net interest income of $120.4 million for the quarter ended June 30, 2016, and an increase of $9.1 million compared with net interest income of $113.6

1       Core net income is a non-GAAP measure. For more information on this measure, including a reconciliation to the most directly comparable GAAP measure, see “Use of Non-GAAP Financial Measures” and Tables 13 and 14 at the end of this document.

2       Core return on average total assets is a non-GAAP measure. For more information on this measure, including a reconciliation to the most directly comparable GAAP measure, see “Use of Non-GAAP Financial Measures” and Tables 13 and 14 at the end of this document.

3       Return on average tangible stockholders’ equity is a non-GAAP financial measure.  For more information on this measure, including a reconciliation to the most directly comparable GAAP measure, see “Use of Non-GAAP Financial Measures” and Tables 13 and 14 at the end of this document.

4       Core return on average tangible stockholders’ equity is a non-GAAP measure. For more information on this measure, including a reconciliation to the most directly comparable GAAP measure, see “Use of Non-GAAP Financial Measures” and Tables 13 and 14 at the end of this document.

million for the quarter ended September 30, 2015.  The increase in net interest income compared to the second quarter of 2016 was attributable to higher interest income on investments and loans due to higher average balances, partially offset by slightly lower yields.  The increase in net interest income compared to the third quarter of 2015 was driven by higher interest income on loans due to higher average balances, and higher interest income on investments due to higher average balances and yields, partially offset by lower yields on loans and higher interest expenses on deposits due to an increase in rates paid and higher average balances.

Net interest margin was 2.87%, 2.88% and 2.72%, respectively, for the quarters ended September 30, 2016, June 30, 2016, and September 30, 2015.  The 1 basis point decrease compared to the second quarter of 2016 was due to lower yields on loans and investments, primarily due to higher premium amortization.  The 15 basis point increase compared to the third quarter of 2015 was due to the increase in investment portfolio yields resulting from the investment in longer duration assets, partially offset by lower yields on loans and higher rates paid on deposits.

Results for the quarter ended September 30, 2016 included a provision for credit losses of $2.1 million compared to $1.9 million in the quarter ended June 30, 2016 and $2.6 million in the quarter ended September 30, 2015.

Noninterest income was $48.7 million in the quarter ended September 30, 2016, an increase of $2.3 million compared to noninterest income of $46.4 million in the quarter ended June 30, 2016 and a decrease of $7.8 million compared to noninterest income of $56.5 million in the quarter ended September 30, 2015.  The increase in noninterest income in the third quarter of 2016 compared to the second quarter of 2016 was primarily due to higher bank-owned life insurance (“BOLI”) income, partially offset by lower swap fee income.  BOLI income in the third quarter of 2016 included gains of $3.5 million from death benefits.  Other noninterest income in the second quarter of 2016 included $1.7 million in upfront fees from customer swaps.  Noninterest income in the third quarter of 2015 included $4.2 million of gains from the sale of investments and MasterCard stock and $7.2 million from a vendor signing bonus, recoveries from various bank operations, recovery of a previously written-down security, and higher gains on sale of mortgage loans.

Noninterest expense was $82.8 million for the quarter ended September 30, 2016, an increase of $4.3 million from $78.5 million in the quarter ended June 30, 2016, and an increase of $3.4 million from $79.4 million in the quarter ended September 30, 2015.  The increase in noninterest expense compared to the second quarter of 2016 was driven by a $1.8 million increase in cards rewards expenses, a $0.7 million increase in FDIC insurance assessment fees, $0.6 million of additional expenses due to the conversion to EMV, chip-enabled cards, and a $0.7 million increase in professional fees.  Cards rewards expenses in the second quarter of 2016 included a benefit due to the change in terms related to the expiration of our debit card reward points.  The increase in noninterest expense compared to the third quarter of 2015 was primarily due to a $1.1 million increase in regulatory assessment fees, an increase of $1.0 million in cards rewards expenses, $0.6 million of card replacement expenses, and an increase of $0.8 million in occupancy expenses.

The reported efficiency ratio was 48.3%, 47.0% and 46.7% for the quarters ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively.

The effective tax rate for the third quarter of 2016 was 38.4% compared with 36.5% in the previous quarter and 37.7% percent in the same quarter last year.

Balance Sheet Highlights

Total assets were $19.9 billion at September 30, 2016, up from $19.1 billion at June 30, 2016 and $18.9 billion at September 30, 2015.

The investment securities portfolio was $5.4 billion at September 30, 2016, up from $4.6 billion at June 30, 2016 and $4.7 billion at September 30, 2015.  The growth in the most recent quarter was a result of the continued execution of our plan to invest excess liquidity into higher yielding investment securities in 2016.  The portfolio remains largely comprised of securities issued by U. S. government agencies

Total loans and leases were $11.4 billion at September 30, 2016, up 1.9% from $11.2 billion at June 30, 2016 and up 9.0% from $10.5 billion at September 30, 2015.

The growth in loans and leases in the most recent quarter was due to increases in commercial real estate loans of $130.1 million, construction loans of $50.6 million, residential real estate loans (including home equity) of $33.1 million, and consumer loans of $17.1 million.  Commercial and industrial loans declined by $23.2 million.  Compared to September 30, 2015, the growth in loans and leases in the most recent quarter was due to increases in commercial and industrial loans of $327.1 million, commercial real estate loans of $161.4 million, construction loans of $154.3 million, residential real estate loans (including home equity) of $174.7 million, and consumer loans of $146.0 million.

Total deposits increased to $17.0 billion at September 30, 2016, an increase of $843.4 million, or 5.2%, compared with $16.1 billion at June 30, 2016, and an increase of $1.5 billion, or 9.6%, compared to $15.5 billion at September 30, 2015.

Asset Quality

The Company’s asset quality remained strong during the third quarter of 2016. Total non-performing assets declined to $10.2 million, or 0.09% of total loans and leases, at September 30, 2016, down $3.3 million from non-performing assets of $13.5 million, or 0.12% of total loans and leases, at June 30, 2016 and down $10.5 million from nonperforming assets of $20.7 million, or 0.20% of total loans and leases, at September 30, 2015.

Net charge offs for the quarter ended September 30, 2016 were $3.4 million, or 0.12% of average loans and leases on an annualized basis, compared to $2.7 million, or 0.10% of average loans and leases on an annualized basis for the quarter ended June 30, 2016 and

$3.4 million, or 0.13% of average loans and leases on an annualized basis for the quarter ended September 30, 2015.  The ratio of allowance for loan and lease losses to total loans and leases decreased to 1.18% at September 30, 2016 from 1.22% at June 30, 2016 and 1.30% at September 30, 2015.

Capital

Total stockholders’ equity was $2.5 billion at September 30, 2016, compared to $2.5 billion at June 30, 2016 and $2.7 billion at September 30, 2015.  During the quarter ended September 30, 2016, we paid a dividend prior to the Company’s initial public offering of $27.9 million, based on our net income for the quarter ended June 30, 2016.

The tier 1 leverage, common equity tier 1, and total capital ratios were 8.41%, 12.48%, and 13.59%, respectively, at September 30, 2016, compared with 8.42%, 12.45%, and 13.58% at June 30, 2016 and 10.06%, 15.69% and 16.89% at September 30, 2015.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii.  Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services.  Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit Company’s website, www.fhb.com.

Conference Call Information

First Hawaiian will host a conference call to discuss the Company’s results today at 11:00 a.m. (Hawaii Time), 5:00 p.m. (Eastern Time).  To access the call, participants should dial (844) 452-2942 (US/Canada), or (574) 990-9846 (International) ten minutes prior to the start of the call and enter the conference ID:  87133120.  A live webcast of the conference call, including a slide presentation, will be available at the following link:  http://edge.media-server.com/m/p/gz9jx3b6/lan/en.  The archive of the webcast will be available at the same location.  A telephonic replay of the conference call will be available two hours after the conclusion of the call until 8:00 p.m. (Eastern Time) on November 3, 2016. Access the replay by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID:  87133120.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our prospectus dated August 3, 2016, filed with the SEC in accordance with Rule 424(b) of the Securities Act of 1933.

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share and the related ratios described below, on an adjusted, or ‘‘core,’’ basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance.  Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Core net interest margin, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures. We compute our core net interest margin as the ratio of core net interest income to average earning assets.  We compute our core return on average total assets as the ratio of core net income to average total assets.  We compute our core return on average total stockholders’ equity as the ratio of core net income to average stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity.

We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Tables 13 and 14 at the end of this document provide a reconciliation of these non-GAAP financial measures with their most closely related GAAP measures.

Investor Relations Contact:
Kevin Haseyama, CFA

(808) 525-6268

khaseyama@fhb.com

Media Contact:

Susan Kam

(808) 525-6254

skam@fhb.com

Financial Highlights				Table 1

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands except per share data)	2016	2016	2015	2016	2015
Operating Results:
Net interest income	$122,683	$120,427	$113,550	$360,422	$345,103
Provision for loan and lease losses	2,100	1,900	2,550	4,700	7,400
Noninterest income	48,690	46,371	56,502	168,580	164,215
Noninterest expense	82,804	78,473	79,377	246,341	239,307
Net income	53,235	54,860	54,889	173,626	163,569
Basic earnings per share	0.38	0.39	0.39	1.24	1.17
Diluted earnings per share	0.38	0.39	0.39	1.24	1.17
Dividends declared per share	0.20	0.22	N/A	0.42	N/A
Dividend payout ratio	52.39%	54.68%	N/A	33.34%	N/A
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$122,683	$120,427	$113,550	$360,422	$340,267
Core noninterest income	48,690	46,371	47,981	142,852	141,615
Core noninterest expense	79,714	78,473	79,377	240,704	239,307
Core net income	55,177	54,860	49,582	161,110	146,481
Core basic earnings per share	$0.40	$0.39	$0.36	$1.16	$1.05
Core diluted earnings per share	$0.40	$0.39	$0.36	$1.16	$1.05
Performance Ratio:
Net interest margin	2.87%	2.88%	2.72%	2.84%	2.80%
Core net interest margin (non-GAAP)	2.87%	2.88%	2.72%	2.84%	2.76%
Efficiency ratio	48.31%	47.04%	46.67%	46.56%	46.98%
Core efficiency ratio (non-GAAP)	46.51%	47.04%	49.14%	47.82%	49.66%
Return on average total assets	1.10%	1.16%	1.16%	1.21%	1.17%
Core return on average total assets (non-GAAP)	1.14%	1.16%	1.05%	1.12%	1.05%
Return on average tangible assets (non-GAAP)	1.16%	1.23%	1.23%	1.28%	1.24%
Core return on average tangible assets (non-GAAP)	1.20%	1.23%	1.11%	1.18%	1.11%
Return on average total stockholders’ equity	8.45%	8.86%	7.94%	8.96%	8.01%
Core return on average total stockholders’ equity (non-GAAP)	8.76%	8.86%	7.17%	8.31%	7.18%
Return on average tangible stockholders’ equity (non-GAAP)	14.02%	14.75%	12.46%	14.56%	12.62%
Core return on average tangible stockholders’ equity (non-GAAP)	14.53%	14.75%	11.25%	13.51%	11.30%
Average Balances:
Average loans and leases	$11,261,710	$11,074,430	$10,335,331	$11,055,522	$10,197,275
Average earning assets	17,028,930	16,797,108	16,559,195	16,962,355	16,475,712
Average assets	19,314,668	18,950,020	18,739,906	19,185,484	18,643,308
Average deposits	16,392,125	15,895,214	15,285,753	16,079,148	15,158,901
Average shareholders’ equity	2,506,099	2,491,138	2,743,469	2,588,602	2,728,767
Per Share of Common Stock:
Book value	$18.09	$17.93	$19.68	$18.10	$19.68
Tangible book value (non-GAAP)	10.96	10.80	12.54	10.96	12.54
Market Value
Closing	26.86	N/A	N/A	26.86	N/A
High	27.97	N/A	N/A	27.97	N/A
Low	24.25	N/A	N/A	24.25	N/A

	As of	As of	As of	As of
	September 30,	June 30,	December 31,	September 30,
	2016	2016	2015	2015
Balance Sheet Data:
Loans and leases	$11,396,555	$11,187,695	$10,722,030	$10,454,482
Total assets	19,892,693	19,052,593	19,352,681	18,870,760
Total deposits	16,965,527	16,122,104	16,061,924	15,482,559
Total stockholders’ equity	2,523,963	2,501,008	2,736,941	2,744,340

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.08%	0.12%	0.16%	0.18%
Allowance for loan and lease losses / total loans and leases	1.18%	1.22%	1.26%	1.30%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	12.48%	12.45%	15.31%	15.69%
Tier 1 Capital Ratio	12.48%	12.45%	15.31%	15.69%
Total Capital Ratio	13.59%	13.58%	16.48%	16.89%
Tier 1 Leverage Ratio	8.41%	8.42%	9.84%	10.06%
Total stockholders’ equity to total assets	12.69%	13.13%	14.14%	14.54%
Tangible stockholders’ equity to tangible assets	8.09%	8.34%	9.49%	9.78%

Non-Financial Data:
Number of branches	62	62	62	62
Number of ATMs	312	312	311	309
Number of Full-Time Equivalent Employees	2,197	2,199	2,157	2,160

Consolidated Statements of Income	Table 2

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands except per share amounts)	2016	2016	2015	2016	2015
Interest income
Loans and lease financing	$106,900	$105,701	$100,234	$316,958	$303,594
Available-for-sale securities	21,123	19,453	17,750	57,135	55,066
Other	1,311	1,907	1,120	6,114	3,079
Total interest income	129,334	127,061	119,104	380,207	361,739
Interest expense
Deposits	6,632	6,541	5,504	19,602	16,470
Short-term borrowings and long-term debt	19	93	50	183	166
Total interest expense	6,651	6,634	5,554	19,785	16,636
Net interest income	122,683	120,427	113,550	360,422	345,103
Provision for loan and lease losses	2,100	1,900	2,550	4,700	7,400
Net interest income after provision for loan and lease losses	120,583	118,527	111,000	355,722	337,703
Noninterest income
Service charges on deposit accounts	9,575	9,395	10,441	28,759	30,656
Credit and debit card fees	14,103	13,810	13,858	41,732	41,633
Other service charges and fees	8,768	8,914	9,916	26,909	29,651
Trust and investment services income	7,508	7,323	7,372	22,236	22,610
Bank-owned life insurance	7,115	3,792	1,898	13,263	7,297
Investment securities gains, net	30	3	4,131	25,761	14,993
Other	1,591	3,134	8,886	9,920	17,375
Total noninterest income	48,690	46,371	56,502	168,580	164,215
Noninterest expense
Salaries and employee benefits	42,106	41,955	42,696	128,762	126,990
Contracted services and professional fees	10,430	9,939	10,964	33,124	32,196
Occupancy	4,870	4,809	4,077	14,991	14,326
Equipment	4,192	4,116	3,885	12,135	10,986
Regulatory assessment and fees	3,546	2,846	2,404	8,869	7,124
Advertising and marketing	1,769	1,425	1,199	4,818	4,028
Card rewards program	4,512	2,729	3,503	10,743	11,914
Other	11,379	10,654	10,649	32,899	31,743
Total noninterest expense	82,804	78,473	79,377	246,341	239,307
Income before provision for income taxes	86,469	86,425	88,125	277,961	262,611
Provision for income taxes	33,234	31,565	33,236	104,335	99,042
Net income	$53,235	$54,860	$54,889	$173,626	$163,569
Basic earnings per share	$0.38	$0.39	$0.39	$1.24	$1.17
Diluted earnings per share	$0.38	$0.39	$0.39	$1.24	$1.17
Dividends declared per share	$0.20	$0.22	$—	$0.42	$—
Basic weighted-average outstanding shares	139,500,542	139,459,620	139,459,620	139,473,360	139,459,620
Diluted weighted-average outstanding shares	139,503,558	139,459,620	139,459,620	139,474,373	139,459,620

Consolidated Balance Sheets	Table 3

	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2016	2016	2015	2015
Assets
Cash and due from banks	$371,622	$356,148	$300,096	$291,538
Interest-bearing deposits in other banks	804,198	975,866	2,350,099	1,573,587
Investment securities	5,363,696	4,601,267	4,027,265	4,686,980
Loans held for sale	—	—	—	4,662
Loans and leases	11,396,555	11,187,695	10,722,030	10,454,482
Less: allowance for loan and lease losses	135,025	136,360	135,484	135,447
Net loans and leases	11,261,530	11,051,335	10,586,546	10,319,035

Premises and equipment, net	302,059	303,715	305,104	307,585
Other real estate owned and repossessed personal property	854	205	154	1,881
Accrued interest receivable	37,107	35,734	34,215	33,160
Bank-owned life insurance	432,031	429,673	424,545	421,867
Goodwill	995,492	995,492	995,492	995,492
Other intangible assets	17,554	19,064	21,435	22,347
Other assets	306,550	284,094	307,730	212,626
Total assets	$19,892,693	$19,052,593	$19,352,681	$18,870,760
Liabilities and Stockholders’ Equity
Deposits:
Interest-bearing	$11,164,989	$10,620,377	$10,730,095	$10,380,370
Noninterest-bearing	5,800,538	5,501,727	5,331,829	5,102,189
Total deposits	16,965,527	16,122,104	16,061,924	15,482,559
Short-term borrowings	9,151	34,951	216,151	304,151
Long-term debt	41	48	48	48
Retirement benefits payable	139,567	137,982	133,910	146,233
Other liabilities	254,444	256,500	203,707	193,429
Total liabilities	17,368,730	16,551,585	16,615,740	16,126,420

Stockholders’ equity
Net investment	—	—	2,788,200	2,779,166
Common stock ($0.01 par value; authorized 300,000,000 shares; issued and outstanding 139,530,654 shares as of September 30, 2016 and 139,459,620 shares as of June 30, 2016, December 31, 2015 and September 30, 2015)	1,395	1,395	—	—
Additional paid-in capital	2,482,679	2,479,980	—	—
Retained earnings	50,204	24,860	—	—
Accumulated other comprehensive loss, net	(10,315)	(5,227)	(51,259)	(34,826)
Total stockholders’ equity	2,523,963	2,501,008	2,736,941	2,744,340
Total liabilities and stockholders’ equity	$19,892,693	$19,052,593	$19,352,681	$18,870,760

Average Balances and Interest Rates									Table 4
	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Earning Assets
Interest-Bearing Deposits in Other Banks	$1,023.6	$1.3	0.51%	$1,516.6	$1.9	0.51%	$1,649.2	$1.1	0.27%
Available-for-Sale Investment Securities	4,743.7	21.1	1.77	4,206.1	19.4	1.86	4,574.7	17.8	1.54
Loans Held for Sale	—	—	—	—	—	—	4.3	—	3.59
Loans and Leases (1)
Commercial and industrial	3,248.1	23.7	2.90	3,257.4	23.7	2.93	2,884.0	20.8	2.86
Real estate - commercial	2,338.2	21.3	3.63	2,241.8	20.7	3.71	2,126.4	20.1	3.76
Real estate - construction	448.9	3.7	3.29	421.9	3.4	3.27	369.6	3.1	3.37
Real estate - residential	3,571.3	36.4	4.06	3,522.8	36.5	4.16	3,422.6	35.3	4.09
Consumer	1,467.0	20.5	5.55	1,442.0	20.0	5.58	1,313.7	19.3	5.83
Lease financing	188.2	1.3	2.84	188.5	1.4	2.91	214.7	1.6	2.89
Total Loans and Leases	11,261.7	106.9	3.78	11,074.4	105.7	3.84	10,331.0	100.2	3.85
Total Earning Assets (2)	17,029.0	129.3	3.02	16,797.1	127.0	3.04	16,559.2	119.1	2.85
Cash and Due from Banks	357.1			303.7			281.9
Other Assets	1,928.6			1,849.2			1,898.8
Total Assets	$19,314.7			$18,950.0			$18,739.9

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,416.4	$0.6	0.06%	$4,347.8	$0.6	0.06%	$4,222.6	$0.5	0.04%
Money Market	2,549.3	0.6	0.10	2,281.9	0.5	0.09	2,367.6	0.5	0.09
Time	3,776.6	5.4	0.57	3,745.3	5.4	0.58	3,605.0	4.5	0.50
Total Interest-Bearing Deposits	10,742.3	6.6	0.25	10,375.0	6.5	0.25	10,195.2	5.5	0.21
Short-Term Borrowings	18.5	—	0.42	202.9	0.1	0.18	364.9	—	0.05
Total Interest-Bearing Liabilities	10,760.8	6.6	0.25	10,577.9	6.6	0.25	10,560.1	5.5	0.21
Net Interest Income		$122.7			$120.4			$113.6
Interest Rate Spread			2.77%			2.79%			2.64%
Net Interest Margin			2.87%			2.88%			2.72%
Noninterest-Bearing Demand Deposits	5,649.8			5,520.3			5,090.6
Other Liabilities	398.0			360.7			345.8
Stockholders’ Equity	2,506.1			2,491.1			2,743.4
Total Liabilities and Stockholders’ Equity	$19,314.7			$18,950.0			$18,739.9

(1)    Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.

(2)    For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Average Balances and Interest Rates						Table 5
	Nine Months Ended			Nine Months Ended
	September 30, 2016			September 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate

Earning Assets
Interest-Bearing Deposits in Other Banks	$1,602.3	$6.1	0.51%	$1,564.3	$3.1	0.26%
Available-for-Sale Investment Securities	4,304.5	57.1	1.77	4,714.1	55.0	1.56
Loans Held for Sale	—	—	—	5.9	0.1	3.33
Loans and Leases (1)
Commercial and industrial	3,200.6	70.3	2.93	2,819.1	62.1	2.95
Real estate - commercial	2,273.3	62.9	3.70	2,130.4	60.9	3.82
Real estate - construction	425.0	10.4	3.27	382.4	9.7	3.38
Real estate - residential	3,525.5	108.9	4.13	3,359.9	108.8	4.33
Consumer	1,441.6	60.4	5.59	1,278.3	57.2	5.98
Lease financing	189.5	4.1	2.90	221.2	4.8	2.88
Total Loans and Leases	11,055.5	317.0	3.83	10,191.3	303.5	3.98
Total Earning Assets (2)	16,962.3	380.2	2.99	16,475.6	361.7	2.94
Cash and Due from Banks	320.1			285.0
Other Assets	1,903.1			1,882.7
Total Assets	$19,185.5			$18,643.3

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,371.6	$1.9	0.06%	$4,129.6	$1.1	0.04%
Money Market	2,410.6	1.7	0.09	2,321.7	1.6	0.09
Time	3,782.2	16.0	0.57	3,724.1	13.7	0.49
Total Interest-Bearing Deposits	10,564.4	19.6	0.25	10,175.4	16.4	0.22
Short-Term Borrowings	148.0	0.2	0.16	410.4	0.2	0.05
Total Interest-Bearing Liabilities	10,712.4	19.8	0.25	10,585.8	16.6	0.21
Net Interest Income		$360.4			$345.1
Interest Rate Spread			2.74%			2.73%
Net Interest Margin			2.84%			2.80%
Noninterest-Bearing Demand Deposits	5,514.8			4,983.5
Other Liabilities	369.7			345.2
Stockholders’ Equity	2,588.6			2,728.8
Total Liabilities and Stockholders’ Equity	$19,185.5			$18,643.3

(1)    Non-performing loans and leases are included in the respective average loan and lease balances.  Income, if any, on such loans and leases is recognized on a cash basis.

(2)    For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Analysis of Change in Net Interest Income			Table 6
	Three Months Ended September 30, 2016
	Compared to June 30, 2016
(dollars in millions)	Volume	Rate	Total

Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.6)	$—	$(0.6)
Available-for-Sale Investment Securities	2.5	(0.8)	1.7
Loans Held for Sale	—	—	—
Loans and Leases
Commercial and industrial	—	(0.1)	(0.1)
Real estate - commercial	0.9	(0.2)	0.7
Real estate - construction	0.2	0.1	0.3
Real estate - residential	0.5	(0.6)	(0.1)
Consumer	0.3	0.2	0.5
Lease financing	—	(0.1)	(0.1)
Total Loans and Leases	1.9	(0.7)	1.2
Total Change in Interest Income	3.8	(1.5)	2.3

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	—	—
Money Market	0.1	—	0.1
Time	0.1	(0.1)	—
Total Interest-Bearing Deposits	0.2	(0.1)	0.1
Short-term Borrowings	(0.1)	—	(0.1)
Total Change in Interest Expense	0.1	(0.1)	—
Change in Net Interest Income	$3.7	$(1.4)	$2.3

Analysis of Change in Net Interest Income			Table 7
	Three Months Ended September 30, 2016
	Compared to September 30, 2015
(dollars in millions)	Volume	Rate	Total

Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.5)	$0.7	$0.2
Available-for-Sale Investment Securities	0.6	2.7	3.3
Loans Held for Sale	—	—	—
Loans and Leases
Commercial and industrial	2.7	0.2	2.9
Real estate - commercial	1.9	(0.7)	1.2
Real estate - construction	0.7	(0.1)	0.6
Real estate - residential	1.5	(0.4)	1.1
Consumer	2.2	(1.0)	1.2
Lease financing	(0.2)	(0.1)	(0.3)
Total Loans and Leases	8.8	(2.1)	6.7
Total Change in Interest Income	8.9	1.3	10.2

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	0.1	0.1
Money Market	0.1	—	0.1
Time	0.2	0.7	0.9
Total Interest-Bearing Deposits	0.3	0.8	1.1
Short-term Borrowings	(0.1)	0.1	—
Total Change in Interest Expense	0.2	0.9	1.1
Change in Net Interest Income	$8.7	$0.4	$9.1

Analysis of Change in Net Interest Income			Table 8
	Nine Months Ended September 30, 2016
	Compared to September 30, 2015
(dollars in millions)	Volume	Rate	Total

Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$0.1	$2.9	$3.0
Available-for-Sale Investment Securities	(5.0)	7.1	2.1
Loans Held for Sale	(0.1)	—	(0.1)
Loans and Leases
Commercial and industrial	8.4	(0.2)	8.2
Real estate - commercial	4.0	(2.0)	2.0
Real estate - construction	1.0	(0.3)	0.7
Real estate - residential	5.3	(5.2)	0.1
Consumer	7.0	(3.8)	3.2
Lease financing	(0.7)	—	(0.7)
Total Loans and Leases	25.0	(11.5)	13.5
Total Change in Interest Income	20.0	(1.5)	18.5

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	0.7	0.8
Money Market	0.1	—	0.1
Time	0.2	2.1	2.3
Total Interest-Bearing Deposits	0.4	2.8	3.2
Short-Term Borrowings	(0.2)	0.2	—
Total Change in Interest Expense	0.2	3.0	3.2
Change in Net Interest Income	$19.8	$(4.5)	$15.3

Loans and Leases				Table 9
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2016	2016	2015	2015
Commercial and industrial	$3,265,291	$3,288,503	$3,057,455	$2,938,227
Real estate:
Commercial	2,311,874	2,181,732	2,164,448	2,150,483
Construction	475,333	424,743	367,460	321,005
Residential	3,687,660	3,654,525	3,532,427	3,512,998
Total real estate	6,474,867	6,261,000	6,064,335	5,984,486
Consumer	1,469,220	1,452,088	1,401,561	1,323,236
Lease financing	187,177	186,104	198,679	208,533
Total loans and leases	$11,396,555	$11,187,695	$10,722,030	$10,454,482

Deposits				Table 10
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2016	2016	2015	2015
Demand	$5,800,538	$5,501,727	$5,331,829	$5,102,189
Savings	4,341,714	4,366,333	4,354,140	4,213,988
Money Market	2,818,132	2,472,220	2,565,955	2,480,751
Time	4,005,143	3,781,824	3,810,000	3,685,631
Total Deposits	$16,965,527	$16,122,104	$16,061,924	$15,482,559

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More	Table 11

	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2016	2016	2015	2015
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial Loans:
Commercial and industrial	$2,933	$3,598	$3,958	$3,807
Real estate - commercial	—	—	138	150
Real estate - construction	—	324	—	1,246
Lease financing	163	173	181	187
Total Commercial Loans	3,096	4,095	4,277	5,390
Residential	6,274	9,231	12,344	13,433
Total Non-Accrual Loans and Leases	9,370	13,326	16,621	18,823
Other Real Estate Owned	854	205	154	1,881
Total Non-Performing Assets	$10,224	$13,531	$16,775	$20,704

Accruing Loans and Leases Past Due 90 Days or More
Commercial Loans:
Commercial and industrial	$177	$—	$2,496	$2,496
Real estate - commercial	—	—	161	—
Real estate - construction	—	—	—	247
Lease financing	—	—	174	128
Total Commercial Loans	177	—	2,831	2,871
Residential	1,638	1,334	737	1,510
Consumer	2,036	1,568	1,454	1,756
Total Accruing Loans and Leases Past Due 90 Days or More	$3,851	$2,902	$5,022	$6,137

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	46,453	47,955	28,351	32,343
Total Loans and Leases	$11,396,555	$11,187,695	$10,722,030	$10,454,482

Allowance for Loan and Lease Losses					Table 12
	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands)	2016	2016	2015	2016	2015
Balance at Beginning of Period	$136,360	$137,154	$136,338	$135,484	$134,799
Loans and Leases Charged-Off
Commercial Loans:
Commercial and industrial	(210)	(52)	(461)	(348)	(765)
Total Commercial Loans	(210)	(52)	(461)	(348)	(765)
Residential	(268)	(456)	(484)	(796)	(561)
Consumer	(4,878)	(4,295)	(4,871)	(13,379)	(13,481)
Total Loans and Leases Charged-Off	(5,356)	(4,803)	(5,816)	(14,523)	(14,807)
Recoveries on Loans and Leases Previously Charged-Off
Commercial Loans:
Commercial and industrial	6	19	178	228	884
Real estate - commercial	42	47	58	3,288	298
Lease financing	—	1	1	1	2
Total Commercial Loans	48	67	237	3,517	1,184
Residential	350	460	608	1,116	2,098
Consumer	1,523	1,582	1,530	4,731	4,773
Total Recoveries on Loans and Leases Previously Charged-Off	1,921	2,109	2,375	9,364	8,055
Net Loans and Leases Charged-Off	(3,435)	(2,694)	(3,441)	(5,159)	(6,752)
Provision for Credit Losses	2,100	1,900	2,550	4,700	7,400
Balance at End of Period	$135,025	$136,360	$135,447	$135,025	$135,447
Average Loans and Leases Outstanding	$11,261,710	$11,074,430	$10,335,331	$11,055,522	$10,197,275
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding	0.12%	0.10%	0.13%	0.06%	0.09%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.18%	1.22%	1.30%	1.18%	1.30%

GAAP to Non-GAAP Reconciliation					Table 13

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2016	2016	2015	2016	2015
Net income	$53,235	$54,860	$54,889	$173,626	$163,569

Average total stockholders’ equity	$2,506,099	$2,491,138	$2,743,469	$2,588,602	$2,728,767
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible stockholders’ equity	$1,510,607	$1,495,646	$1,747,977	$1,593,110	$1,733,275

Total stockholders’ equity	$2,523,963	$2,501,008	$2,744,340	$2,523,963	$2,744,340
Less: goodwill	995,492	995,492	995,492	995,492	995,492
Tangible stockholders’ equity	$1,528,471	$1,505,516	$1,748,848	$1,528,471	$1,748,848

Average total assets	$19,314,668	$18,950,020	$18,739,906	$19,185,484	$18,643,308
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible assets	$18,319,176	$17,954,528	$17,744,414	$18,189,992	$17,647,816

Total assets	$19,892,693	$19,052,593	$18,870,760	$19,892,693	$18,870,760
Less: goodwill	995,492	995,492	995,492	995,492	995,492
Tangible assets	$18,897,201	$18,057,101	$17,875,268	$18,897,201	$17,875,268

Basic weighted-average shares outstanding	139,500,542	139,459,620	139,459,620	139,473,360	139,459,620
Diluted weighted-average shares outstanding	139,503,558	139,459,620	139,459,620	139,474,373	139,459,620

Return on average total stockholders’ equity(a)	8.45%	8.86%	7.94%	8.96%	8.01%
Return on average tangible stockholders’ equity (non-GAAP)(a)	14.02%	14.75%	12.46%	14.56%	12.62%

Return on average total assets(a)	1.10%	1.16%	1.16%	1.21%	1.17%
Return on average tangible assets (non-GAAP)(a)	1.16%	1.23%	1.23%	1.28%	1.24%

Total stockholders’ equity to total assets	12.69%	13.13%	14.54%	12.69%	14.54%
Tangible stockholders’ equity to tangible assets (non-GAAP)	8.09%	8.34%	9.78%	8.09%	9.78%

Average stockholders’ equity to average assets	12.98%	13.15%	14.64%	13.49%	14.64%
Tangible average stockholders’ equity to tangible average assets (non-GAAP)	8.25%	8.33%	9.85%	8.76%	9.82%

Book value per share	$18.09	$17.93	$19.68	$18.10	$19.68
Tangible book value per share (non-GAAP)	$10.96	$10.80	$12.54	$10.96	$12.54

(a)  Annualized for the three and nine months ended September 30, 2016 and 2015.

GAAP to Non-GAAP Reconciliation	Table 14

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2016	2016	2015	2016	2015
Net interest income	$122,683	$120,427	$113,550	$360,422	$345,103
Early loan termination(a)	—	—	—	—	(4,836)
Core net interest income (non-GAAP)	$122,683	$120,427	$113,550	$360,422	$340,267

Noninterest income	$48,690	$46,371	$56,502	$168,580	$164,215
Gain on sale of securities	—	—	(2,379)	(3,050)	(12,474)
Gain on sale of stock (Visa/MasterCard)	—	—	(1,752)	(22,678)	(2,519)
Gain on sale of other assets	—	—	(1,444)	—	(2,127)
Other adjustments(a),(b)	—	—	(2,946)	—	(5,480)
Core noninterest income (non-GAAP)	$48,690	$46,371	$47,981	$142,852	$141,615

Noninterest expense	$82,804	$78,473	$79,377	$246,341	$239,307
One-time items(c)	(3,090)	—	—	(5,637)	—
Core noninterest expense (non-GAAP)	$79,714	$78,473	$79,377	240,704	$239,307

Net income	$53,235	$54,860	$54,889	$173,626	$163,569
Early loan termination	—	—	—	—	(4,836)
Gain on sale of securities	—	—	(2,379)	(3,050)	(12,474)
Gain on sale of stock (Visa/MasterCard)	—	—	(1,752)	(22,678)	(2,519)
Gain on sale of other assets	—	—	(1,444)	—	(2,127)
Other adjustments(b)	—	—	(2,946)	—	(5,480)
One-time items(c)	3,090	—	—	5,637	—
Tax adjustments (d)	(1,148)	—	3,214	7,575	10,348
Total core adjustments	1,942	—	(5,307)	(12,516)	(17,088)
Core net income (non-GAAP)	$55,177	$54,860	$49,582	$161,110	$146,481
Core basic earnings per share (non-GAAP)	$0.40	$0.39	$0.36	$1.16	$1.05
Core diluted earnings per share (non-GAAP)	$0.40	$0.39	$0.36	$1.16	$1.05

(a)    Adjustments that are not material to our financial results have not been presented for certain periods.

(b)    Other adjustments include a one-time MasterCard signing bonus and a recovery of an investment that was previously written down.

(c)    One-time items include initial public offering related costs.

(d)    Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period.